PURCHASE AGREEMENT

      THIS AGREEMENT (this "Agreement"), dated as of January 15, 2003, between REALTY HOLDINGS OF AMERICA, LLC, a New York limited liability company ("Seller"), having an address at 1370 Avenue of the Americas, New York, New York 10019, and SHELBOURNE JV, LLC, a Delaware limited liability company ("Purchaser"), having an address c/o NorthStar Capital Investment Corp., 527 Madison Avenue, New York, New York 10022.

                                    RECITALS:

      A. Seller owns a 91.26586% percentage equity interest (the "Seller Interest") in Accotel Equity Investors LLC, a Delaware limited liability company ("Equity"), and the remaining 8.73414% percentage equity interest (the "Other Interest" and, together with the Seller Interest, the "Sale Assets") in Equity is owned by Laurie A. Hawkes (the "Other Member");

      B. Equity is the sole member of Accotel Property Investors LLC, a Delaware limited liability company (the "EFY Owner");

      C. The EFY Owner owns an estate for years in the parcels of land described in Schedule A hereto (the "Land") and fee title to the improvements situated thereon (the Land and the improvements situated thereon are collectively, the "Properties"), subject to the Mortgages (as hereinafter defined), the Net Lease (as hereinafter defined) and other exceptions to title;

      D. Purchaser desires to acquire from Seller, and Seller desires to sell to Purchaser, the Sale Assets, in accordance with and subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

                                    ARTICLE I
                                   Definitions

      The following capitalized terms used in this Agreement shall have the meanings ascribed to them below:

      "Asset Management Agreement" shall have the meaning given such term in
Section 2.06 of this Agreement.

      "Assignment of Master Lease and Guaranty" shall mean the Assignment of Master Lease and Guaranty dated as of July 30, 1999 between EFY Owner and Lender, as supplemented by Assignment of Master Lease and Guaranty dated as of October __, 1999 between EFY Owner and Lender.

      "Assignment of Master Lease and Guaranty Consent Agreement" shall mean the Assignment of Master Lease and Guaranty Consent Agreement dated as of July 30, 1999 among Lessee, EFY Owner and Lender, as amended by First Amendment of Assignment of Master Lease and Guaranty Consent Agreement dated as of October 5, 1999 among Lessee, EFY Owner and Lender.

      "Assignment" shall have the meaning set forth in Section 2.03(b) of this Agreement.

      "Closing" shall have the meaning set forth in Section 2.03(a) of this Agreement.

      "Closing Date" shall have the meaning set forth in Section 2.03(a) of this Agreement.

      "Collateral Assignment of Agreements" means the Collateral Assignment of Agreements, Permits and Contracts, dated as of July 30, 1999, by EFY Owner for the benefit of Lender, as supplemented by Reaffirmation of Collateral Assignment of Agreements, Permits and Contracts, dated as of October 5, 1999, between EFY Owner and Lender.

      "Designated Parties" shall have the meaning given such term in Section
3.01 of this Agreement.

      "EFY Owner" shall have the meaning given such term in the Recitals of this Agreement.

      "Equity" shall have the meaning given such term in the Recitals of this Agreement.

      "Guarantor" shall mean Accor S.A.

      "Guaranty of Recourse Obligations (Owner's)" shall mean the Guaranty of Recourse Obligations dated as of July 30, 1999 by AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie A. Hawkes, David Silvers, Jonathan M. Molin and Jack Genende in favor of Lender, as supplemented by Reaffirmation to Guaranty of Recourse Obligations (Owner) dated as of October 5, 1999 by AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie A. Hawkes, David Silvers, Jonathan M. Molin and Jack Genende in favor of Lender.

      "Guaranty of Recourse Obligations (Remainderman's)" shall mean the Guaranty of Recourse Obligations dated as of July 30, 1999 by AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie A. Hawkes, David Silvers, Jonathan
M. Molin and Jack Genende in favor of Lender, as supplemented by Reaffirmation to Guaranty of Recourse Obligations (Owner) dated as of October 5, 1999 by AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie A. Hawkes, David Silvers, Jonathan M. Molin and Jack Genende in favor of Lender.

      "Guaranty of Payment" shall mean the Guaranty of Payment dated as of July 30, 1999 by AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie A. Hawkes, David Silvers, Jonathan M. Molin and Jack Genende in favor of Lender, as amended by First Amendment to and Reaffirmation of Guaranty of Payment dated as of October 5, 1999 by AP/RH Holdings LLC, Richard H. Ader, David M. Ledy, Laurie
A. Hawkes, David Silvers, Jonathan M. Molin and Jack Genende in favor of Lender.

      "Lender" shall mean Berkshire Hathaway Credit Corporation.

      "Lessee" shall mean Universal Commercial Credit Leasing VI, Inc.

      "Loan Agreement" shall mean the Loan Agreement, dated as of July 30, 1999, by and between EFY Owner and Lender, as amended and restated by the Amended and Restated Loan Agreement dated as of October 5, 1999 between EFY Owner and Lender.

      "Material Organizational Documents" shall mean, collectively, the following documents, as the same may have been amended to date or may hereafter be amended:

            (a)   Certificate of Formation of EFY Owner;
            (b)   Limited Liability Company Agreement of EFY Owner;
            (c)   Certificate of Formation of Equity; and
            (d)   Limited Liability Company Agreement of Equity.

      "Mortgage" shall mean the Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases dated as of July __, 1999, affecting the Properties, from EFY Owner and Remainder Owner in favor of Lender or a trustee for the benefit of Lender, as amended by First Amendment to Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Rents and Leases dated as of October 5, 1999, affecting the Properties, from EFY Owner and Remainder Owner in favor of Lender or a trustee for the benefit of Lender.

      "Net Lease" shall mean the Lease Agreement, dated as of July 30, 1999, by and between EFY Owner and Lessee, demising the Properties, as amended by First Amendment to Lease Agreement, dated as of October 5, 1999, by and between EFY Owner and Lessee.

      "Net Lease Guaranty" shall mean the Lease Guaranty, dated as of July 30, 1999, from Guarantor in favor of EFY Owner, as amended by First Amendment to and Reaffirmation of Lease Guaranty, dated as of October 5, 1999, from Guarantor in favor of EFY Owner.

      "Note" shall mean the Promissory Note, dated July 30, 1999, from EFY Owner in favor of Lender, in the amount of $73,720,000, as amended by First Amendment to Promissory Note, dated as of October 5, 1999, between EFY Owner and Lender, which inter alia increases the amount thereof to $77,270,000.

      "Other Interest" shall have the meaning given such term in the Recitals of this Agreement.

      "Other Member" shall have the meaning given such term in the Recitals of this Agreement.

      "Option and Subordination Agreements" shall mean the nineteen separate Option and Subordination Agreements, each dated as of July 30, 1999, by and between Remainder Owner and EFY Owner, together with the Option and Subordination Agreement, dated as of October 5, 1999, by and between Remainder Owner and EFY Owner.

      "Outside Date" shall have the meaning set forth in Section 2.03(a) of this Agreement.

      "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Pledge and Security Agreement (Owner's)" shall mean the Pledge and Security Agreement dated as of July 30, 1999, by Equity for the benefit of Lender, together with the Agreement and Acknowledgement of Pledge (Owner's) dated July 30, 1999 by EFY Owner, as supplemented by the Reaffirmation of Pledge and Security Agreement (Owner's) and Agreement and Acknowledgement of Pledge, dated as of October 5, 1999, between Equity, EFY Owner and Lender.

      "Pledge and Security Agreement (Remainderman's)" shall mean the Pledge and Security Agreement dated as of July 30, 1999 by Accotel Remainder Equity LLC for the benefit of Lender, together with the Agreement and Acknowledgement of Pledge (Remainderman's) dated July 30, 1999 by Remainder Owner, as supplemented by the Reaffirmation of Pledge and Security Agreement (Remainderman's) and Agreement and Acknowledgement of Pledge, dated as of October 5, 1999, between Accotel Remainder Equity LLC, Remainder Owner and Lender.

      "Properties" shall mean the parcels of land described in Schedule A hereto and the improvements situated thereon.

      "Property Material Agreements" shall mean, collectively, the following agreements affecting the Properties as of the date hereof, as the same may hereafter be amended:

            (i)     the Net Lease;
            (ii)    the Net Lease Guaranty;
            (iii)   the Sublease;
            (iv)    the Sublease Assignment;
            (v)     the Sublease Consent;
            (vi)    the Purchase and Sale Agreement;
            (vii)   the Loan Agreement;
            (viii)  the Note;

            (ix)    the Mortgage;
            (x)     the Assignment of Master Lease and Guaranty;
            (xi)    the Assignment of Master Lease and Guaranty Consent
                    Agreement;
            (xii)   the Collateral Assignment of Agreements;
            (xiii)  the Guaranty of Recourse Obligations (Owner's);
            (xiv)   the Guaranty of Recourse Obligations (Remainderman's);
            (xv)    the Guaranty of Payment;
            (xvi)   the Pledge and Security Agreement (Owner's);
            (xvii)  the Option and Subordination Agreements;
            (xviii) the Tripartite Agreement; and
            (xix)   the Title Policies.

      "Purchase and Sale Agreement" shall mean the Agreement of Purchase and Sale, dated as of July 30, 1999, between Sublessee and EFY Owner.

      "Purchase Price" shall have the meaning given such term in Section 2.02 of this Agreement.

      "Purchaser" shall have the meaning given such term in the Preamble of this Agreement.

      "Purchaser's Closing Costs" shall have the meaning given such term in
Section 2.04(b) of this Agreement.

      "Purchaser Closing Documents" shall have the meaning given such term in
Section 3.02(b) of this Agreement.

      "Remainder Owner" shall mean Accotel Remainder LLC, a Delaware limited liability company.

      "Sale Assets" shall have the meaning given such term in the Recitals of this Agreement.

      "Seller" shall have the meaning given such term in the Preamble of this Agreement.

      "Seller Closing Documents" shall have the meaning given such term in
Section 3.01(b) of this Agreement.

      "Seller's Closing Costs" shall have the meaning given such term in Section 2.04(a) of this Agreement.

      "Seller Interest" shall have the meaning given such term in the Recitals of this Agreement.

      "Seller's Parties" shall have the meaning given such term in Section 2.05(b)(iv) of this Agreement.

      "Sublease" shall mean the Sublease Agreement, dated as of July 30, 1999, between Lessee and Sublessee, as amended by First Amendment to Sublease Agreement, dated as of October 5, 1999, between Lessee and Sublessee.

      "Sublease Assignment" shall mean the Assignment of Master Sublease, dated as of July 30, 1999, between Lessee and EFY Owner, as supplemented by Assignment of Master Sublease, dated as of October 5, 1999, between Lessee and EFY Owner.

      "Sublease Consent" shall mean the Sublease Consent, dated as of July 30, 1999, among Sublessee, Lessee, EFY Owner and Lender, as amended by First Amendment to Sublease Consent, dated as of October 5, 1999, among Sublessee, Lessee, EFY Owner and Lender.

      "Sublessee" shall mean Motel 6 Operating L.P.

      "Title Policies" shall mean the title insurance policies obtained by EFY Owner in connection with the acquisition of its interests in the Properties.

      "Tripartite Agreements" shall mean the nineteen separate Tripartite Agreements each dated as of July 30, 1999 by and among Lessee, Remainder Owner and EFY Owner, together with the Tripartite Agreement dated as of October 5, 1999 by and among Lessee, Remainder Owner and EFY Owner.

      "USRA" shall have the meaning given such term in Section 2.06 of this Agreement.

      "Wilmington" shall mean Wilmington Trust Company.

                                   ARTICLE II
                         Agreement to Sell and Purchase;
                           Terms of Sale and Purchase

      2.01. Agreement to Sell and Purchase. In consideration of the mutual covenants and agreements set forth herein and upon and subject to the terms, provisions and conditions of this Agreement, Seller agrees to sell, assign, transfer and convey to Purchaser, and Purchaser agrees to purchase and acquire from Seller, all of Seller's right, title and interest in the Sale Assets. (Purchaser acknowledges that Seller does not presently own the Other Interest, but must acquire it on or before the Closing Date.)

      2.02. Purchase Price; Prorations. (a) The purchase price payable by Purchaser to Seller for the Sale Assets shall be Two Million Six Hundred Fifty-Three Thousand and 00/100 Dollars ($2,653,000.00) (the "Purchase Price"), payable on the Closing Date by wire transfer of immediately available United States federal funds to the account or accounts designated by Seller. Any wire transfer on the Closing Date shall be made by 11:00 A.M., New York City time, on such date.

            (b) Purchaser acknowledges that the Properties are net leased to Lessee pursuant to the Net Lease and that the Basic Rent (as defined in the Net Lease) is paid directly by Lessee to the Lender and applied to debt service due to Lender pursuant to the Note. On the Closing Date, Seller and Purchaser shall prorate net cash flow payments, such that, there shall be an adjustment in favor of Purchaser in an amount equal to (i) the difference between the Basic Rent paid under the Net Lease for the month in which the Closing Date occurs and the debt service paid under the Note for the month immediately preceding the month in which the Closing Date occurs, multiplied by (ii) a fraction, the numerator of which is the number of days from and after the Closing Date through the last day of the month in which the Closing occurs and the denominator of which is the total number of days in the month in which the Closing occurs. It is the intention of the parties to adjust only the net cash flow after payment of debt service. In addition, on the Closing Date, the annual fees payable to Wilmington Trust Company for acting as "Independent Manager" of EFY Owner shall be adjusted as of 11:59 p.m. on the day immediately preceding the Closing Date. There shall be no other prorations or adjustments. Purchaser acknowledges that neither any bank accounts maintained by Equity or EFY Owner nor any funds therein will become the property of, be transferred to, or become under the control of, the Purchaser upon the Closing.

            (c) It is understood that Purchaser is purchasing the Sale Assets subject to the obligation of EFY Owner to pay the Note and subject to the obligations of EFY Owner and Equity under the Net Lease, the Note, the Mortgage and all other Property Material Agreements, which obligations shall survive the purchase by Purchaser. Purchaser further acknowledges that the Mortgage requires the consent of Lender for Purchaser to purchase the Sale Assets. Accordingly, Purchaser agrees at its sole cost and expense, to exercise commercially reasonable efforts (including, without limitation, providing such opinions of counsel as may be required by Lender in accordance with the Mortgage) to obtain Lender's consent to the purchase of the Sale Assets by Purchaser in accordance with the conditions and obligations set forth in Section 2.16 of the Mortgage and in any other of the related loan documents. Purchaser shall pay all expenses (including, without limitation, all servicing fees and charges) which may be incurred or imposed by Lender in connection with seeking such consent (which obligation shall survive the Closing or, in the alternative, the termination of this Agreement).

      2.03. The Closing.

            (a) The consummation of the sale and purchase of the Sale Assets contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York or at such other location in New York City as shall be mutually acceptable to the parties, at 12:00 p.m., New York City time on the date which is five days following the date upon which Lender's consent is obtained (or if such date is not a business day, the next succeeding business day), or such earlier date as may be mutually acceptable to the parties (the "Closing Date"); provided, however, in no event shall the Closing Date occur later than January 31, 2003 (the "Outside Date").

            (b) On the Closing Date, Seller shall sell, assign, transfer and convey to Purchaser all of Seller's right, title and interest in and to the Sale Assets by delivery to Purchaser of an instrument of assignment in the form annexed hereto as Schedule C ( the "Assignment"), and Purchaser shall pay to Seller the Purchase Price therefor as contemplated by Section 2.02 hereof.

      2.04. Closing Costs.

            (a) In connection with the conveyance of the Sale Assets by Seller to Purchaser (whether or not the Closing shall occur), Seller shall pay ("Seller's Closing Costs"): (i) the fees and expenses of Seller's legal counsel,
(ii) the cost of obtaining such good standing certificates as are required to be delivered by Seller pursuant to Section 5.03(e) of this Agreement, (iii) one-half of all fees and costs charged by Wilmington or its counsel in connection with the transactions contemplated herein, and (iv) $3,000.00 of the costs of obtaining Lender's consent to the transfer of the Sale Assets.

            (b) In connection with the conveyance of the Sale Assets by Seller to Purchaser (whether or not the Closing shall occur), Purchaser shall pay ("Purchaser's Closing Costs"): (i) all costs associated with its due diligence, including the costs of any inspections, studies, surveys, analysis and tests of the Properties, (ii) the fees and expenses of Purchaser's legal counsel, (iii) all costs of obtaining Lender's consent to the transfer of the Sale Assets including, without limitation, all servicing fees and charges, processing and rating agency fees payable to Lender, and any fees and disbursements of Lender's attorneys, in excess of the amount that Seller is obligated to pay pursuant to
Section 2.04 (a)(iv), (iv) one-half of all fees and costs charged by Wilmington or its counsel in connection with the transactions contemplated herein, and (v) all other costs and expenses arising in connection with the transactions contemplated by this Agreement, other than the costs and expenses that are Seller's responsibility pursuant to Section 2.04(a) hereof.

            (c) The provisions of this Section 2.04 shall survive the Closing.

      2.05. Defaults/Non-Recourse.

            (a) With respect to a violation of a representation by Seller contained herein or made pursuant hereto discovered by Purchaser after the Closing, subject to the limitation of survival of a representation set forth in
Section 3.01 hereof, Purchaser shall be entitled to commence an action to obtain actual damages against Seller; provided, however, that Seller's liability hereunder shall in no event exceed an amount equal to the Purchase Price actually received by Seller less Seller's Closing Costs; provided, further, however, in no event shall Purchaser have the right to collect any consequential, punitive or indirect damages from Seller and Purchaser waives any and all such rights.

            (b) Anything contained in this Agreement to the contrary notwithstanding, no recourse shall be had for the payment of any sum due under this Agreement, or for any claim based hereon or otherwise in respect hereof against any members, directors, officers, employees, shareholders, policyholders, partners, affiliates, trustees, administrators or agents of Seller or of any of the foregoing or the legal representative, heir, estate, successor or assignee of any of the foregoing or against any other person, partnership, corporation or trust, as principal of Seller, whether disclosed or undisclosed (collectively, "Seller's Parties"). It is understood and agreed by the parties that all of the obligations of Seller under or with respect to this Agreement may not be enforced against Seller's Parties.

      2.06. Asset Management Agreement. On the Closing Date, Purchaser shall cause Equity and EFY Owner to enter into that certain Asset Management Agreement with U.S. Realty Advisors, LLC ("USRA") in the form attached hereto as Schedule D (the "Asset Management Agreement"). Performance of the obligations of EFY Owner and Equity under the Asset Management Agreement shall be secured by an irrevocable letter of direction to Lender with respect to payment of any cash flow, in a form acceptable to USRA.

      2.07. Amended Limited Liability Company Agreement. On the Closing Date, Purchaser shall enter into an Amended and Restated Limited Liability Company Agreement of Equity, in the form attached hereto as Schedule E (the "Amended LLC Agreement").

                                  ARTICLE III
                         Representations and Warranties

      3.01. Seller Representations and Warranties. Seller represents and warrants to Purchaser that as of the date hereof:

            (a) Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

            (b) Seller has all requisite power and authority to execute and deliver this Agreement and all documents, certificates, agreements, instruments and writings it is required to deliver hereunder (collectively, the "Seller Closing Documents"), and to perform, carry out and consummate the transactions contemplated to be consummated by it hereby and thereby, including the power and authority to sell, transfer and convey the Sale Assets to be sold by it, provided Lender has consented to such transactions and Seller has acquired the Other Interest. The execution, delivery and performance of this Agreement and the other Seller Closing Documents have been duly authorized by all necessary action of Seller, including any required approval of the members of Seller. This Agreement does, and when executed by Seller, the other Seller Closing Documents shall, constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

            (c) There is no action, suit or proceeding before any court or governmental or other regulatory or administrative agency, commission or tribunal pending or, to the actual knowledge of Seller, threatened against Seller or the Sale Assets to be sold by Seller which, if determined adversely to Seller would reasonably be expected to interfere in any material respect with the ability of Seller to perform its obligations under this Agreement or materially and adversely affect the value of the Sale Assets to be sold by Seller.

            (d) Seller has delivered to Purchaser true and complete copies of the Property Material Agreements.

            (e) Except as may be contained in the Property Material Agreements, there are no existing rights of first refusal to purchase or lease the Properties, or written agreements to otherwise acquire an interest in the Properties (subject to the existing state of title to the Properties), granted by Seller.

            (f) Seller has not entered into any leases for the Properties or any of them other than the Net Lease.

            (g) Seller has not received written notice of any uncured default from any of (i) Lessee under the Net Lease, (ii) Guarantor under the Net Lease Guaranty, (iii) Lender under the Mortgage, or (iv) Lessee, Guarantor or Lender under any other Property Material Agreements.

            (h) Seller has delivered to Purchaser true and complete copies of the Material Organizational Documents, such Material Organizational Documents have not been modified, supplemented or amended, and, to Seller's actual knowledge, the Material Organizational Documents are in full force and effect.

            (i) At Closing, the Sale Assets to be sold by Seller shall be free and clear of any lien, security interest or encumbrance thereon. There are no rights, options or other agreements of any kind to purchase, acquire, receive or issue any interest of Seller in and to the Sale Assets to be sold by it.

            (j) EFY Owner has legal title to its interest in the Properties, subject to the existing state of title to such Properties.

            (k) Seller has not filed any election to treat EFY Owner or Equity as a corporation for federal income tax purposes.

            (l) None of Seller, Equity or EFY Owner have received written notice of any pending condemnation or eminent domain proceeding which would affect any Property.

            (m) Neither Equity nor EFY Owner has incurred any liabilities, except for (i) its obligations under the Property Material Agreements to which it is party, (ii) its obligations under the Material Organizational Documents related to it, (iii) obligations arising from or relating to the ownership of its interests in any Property and, in the case of Equity, obligations arising from or relating to the ownership of its interest in EFY Owner, (iv) its obligations relating to the maintenance of its status as a Delaware limited liability company and the maintenance of such company's qualifications to do business in such other jurisdictions where it has qualified to do business, (v) obligations arising under any matter appearing of record against any Property,
(vi) customary unsecured trade debt which will not exceed $1,000.00 as of the Closing Date (other than the fees referred to in clause (vii) of this section),
(vii) the obligation to pay fees to Wilmington or any successor Independent Manager of EFY Owner, and (viii) the obligation to pay fees to Corporation Services Company for acting as registered agent of EFY Owner and Equity. Neither Equity nor EFY Owner owns any assets, except (i) relating to the ownership of its interests in any Property (in the case of EFY Owner) and relating to the ownership of its interest in EFY Owner (in the case of Equity), and (ii) bank accounts.

            (n) EFY Owner has been duly formed and is validly existing in good standing under the laws of the State of Delaware and has the power and authority to own all of its interests in the Properties.

            (o) Equity has been duly formed and is validly existing in good standing under the laws of the State of Delaware and has the power and authority to own all of its interest in EFY Owner.

            (p) Actual out-of-pocket costs and expenses paid by Seller in connection with the ownership of its interest in Equity (excluding costs or expenses that (i) are the obligation of the tenant under the Lease Agreement or
(ii) were paid in connection with the initial closing or the subsequent closing involving the acquisition of EFY Owner's interest in the Properties, the financing thereof and the leasing thereof) have not exceeded $10,000 in the aggregate in any calendar year, and Seller has no actual knowledge of any existing fact or condition that would cause a material increase in such costs and expenses.

      For purposes of this Section 3.01, references to a "Seller's actual knowledge" or words of similar import shall mean the actual knowledge of David
M. Ledy, David Silvers and Jamie Grossman, two of whom are members of the Managing Member of Equity (collectively, the "Designated Parties"), and shall not be construed, by imputation or otherwise, to impose upon the Designated Parties any duty to investigate the matter with respect to which it has actual knowledge and no such investigation shall be inferred. Purchaser acknowledges that the Designated Parties are Seller's Parties (as defined in Section 2.05(b) hereof) and shall have no personal liability hereunder. For purposes of this
Section 3.01, references to "written notice to Seller, Equity and EFY Owner" or words of similar import shall mean written notice to Seller, Equity or EFY Owner, as the case may be, received by U.S. Realty Advisors, LLC, 1370 Avenue of the Americas, New York, New York 10019.

      With respect to a violation of a representation or warranty of Seller (whether contained in this Agreement or made pursuant hereto) discovered by Purchaser after the Closing, such representations and warranties of Seller shall survive the Closing for a period of six (6) months, subject to the terms of
Section 2.05(b).

      3.02. Purchaser Representations and Warranties. Purchaser represents and warrants to Seller that as of the date hereof:

            (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

            (b) Purchaser has all requisite power and authority to execute and deliver this Agreement and all documents, certificates, agreements, instruments and writings it is required to deliver hereunder, if any (collectively, the "Purchaser Closing Documents"), and to perform, carry out and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Purchaser Closing Documents have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement does, and when executed by Purchaser, the other Purchaser Closing Documents shall, constitute the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws and by equitable principles.

            (c) There is no action, suit or proceeding before any court or governmental or other regulatory or administrative agency, commission or tribunal pending or, to the best knowledge of Purchaser, threatened against Purchaser which, if determined adversely to Purchaser, could reasonably be expected to interfere in any material respect with the ability of Purchaser to perform its obligations under this Agreement.

            (d) Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in Equity and it is purchasing such interest for investment for its own account with no present intention of distributing such investment or any interest therein.

      With respect to a violation of a representation or warranty of Purchaser (whether contained in this Agreement or made pursuant hereto) discovered by Seller after the Closing, such representations and warranties of Purchaser shall survive the Closing for a period of six (6) months.

                                   ARTICLE IV
                                   Conditions

      4.01. Seller's Conditions. The obligation of Seller under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction of all the following conditions, any one or more of which may be waived in writing by Seller:

            (a) Seller shall have received payment of the Purchase Price, in accordance with Section 2.02 of this Agreement.

            (b) Purchaser shall have delivered all of the documents and other items described in Section 5.01.

            (c) The representations and warranties of Purchaser set forth in
Section 3.02 above shall be true and correct in all material respects.

            (d) Lender shall have consented to the transfer of the Sale Assets contemplated by this Agreement. Purchaser acknowledges that obtaining Lender's consent will require Purchaser's cooperation. In connection therewith, Purchaser shall, at its sole cost and expense, and shall cause its affiliates and employees to promptly, (i) provide such information, (ii) execute and deliver such certificates, instruments and agreements, (iii) deliver acceptable legal opinions, addressed to Lender and any applicable rating agencies, including, without limitation, tax, bankruptcy and substantive non-consolidation opinions, and (iv) take such other actions, as may be requested by Seller, Lender and/or the rating agencies (including any of the foregoing actions as may be requested by Seller as may be necessary to satisfy the requirements in the Mortgage).

      4.02. Purchaser's Conditions. The obligation of Purchaser under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction of all of the following conditions, any one or more of which may be waived in writing by Purchaser:

            (a) Seller shall have delivered all of the documents and other items described in Section 5.02.

            (b) Seller shall have acquired the Other Interest.

            (c) The representations and warranties of Seller set forth in
Section 3.01 above shall be true and correct in all material respects, except for any matters that are Lessee's responsibility under the Net Lease.

            (d) Lender shall have consented to the transfer of the Sale Assets contemplated by this Agreement.

            (e) Lender shall have accepted from Purchaser or its designee a "bottom tier" guaranty in an amount not to exceed $57,000,000 and on such other terms and conditions as Purchaser or its designee shall determine.

      4.03. Remedy Upon Failure of Condition. In the event any of the conditions to Seller's or Purchaser's obligations to consummate the transactions contemplated by this Agreement set forth in this Section 4 are not satisfied on or before the Closing Date, then the sole remedy of Purchaser or Seller shall be to terminate this Agreement upon the giving of written notice to the other party whereupon this Agreement shall be terminated, and neither Seller nor Purchaser shall have any further obligations hereunder other than any obligations expressly stated to survive the termination or expiration of this Agreement.

      4.04. "As Is" Sale. Seller makes no representation or warranties with respect to any matter whatsoever, including, without limitation, the Sale Assets or the physical aspects and condition of the Properties, except as expressly set forth herein. Purchaser shall accept the Sale Assets in their "as is" condition and the Properties in their "as is" condition and in an "as is" state of repair. Purchaser agrees that, except as expressly set forth herein, Seller shall not be bound in any manner whatsoever by any guarantees, promises, projections, operating expenses, set-ups or other information pertaining to the Sale Assets and Properties made, furnished or claimed to have been made or furnished by Seller or any other person or entity, or any partner, employee, consultant, agent, attorney or other person representing or purporting to represent Seller whether verbally or in writing. Purchaser acknowledges that neither Seller nor any of the employees, agents or attorneys of Seller have made and do not make any verbal or written representations or warranties whatsoever to Purchaser, whether express or implied, except as expressly set forth in this Agreement, and, in particular, that no such representations and warranties have been made with respect to any transaction documents, the physical or environmental condition or operation of the Properties, the actual or projected revenue and expenses of the Properties, or the zoning and other laws, regulations and rules applicable to the Properties. Purchaser has not relied and is not relying upon any representations or warranties other than the representations and warranties expressly set forth in this Agreement, or upon any statements made in any informational materials with respect to the Sale Assets or the Properties provided by Seller or any other person or entity, or any shareholder, employee, consultant, agent, attorney or other person representing or purporting to represent Seller.

                                   ARTICLE V
                               Closing Deliveries

      5.01. Purchaser's Closing Deliveries. At or prior to the Closing, Purchaser shall make or cause to be made the following deliveries:

            (a) Purchaser shall have executed and delivered to Seller the Assignment.

            (b) Purchaser shall have delivered to Seller evidence as to the authority of the person or persons executing documents on behalf of Purchaser.

            (c) Purchaser shall have executed and delivered, or caused to be executed and delivered, the Amended LLC Agreement.

            (d) Purchaser shall have caused Equity and EFY Owner to execute and deliver to USRA the Asset Management Agreement and such other agreements as may be required pursuant to Section 2.06 of this Agreement.

      5.02. Seller's Closing Deliveries. At or prior to the Closing, Seller shall make or cause to be made the following deliveries:

            (a) Seller shall have executed and delivered to Purchaser the Assignment.

            (b) Seller shall have executed and delivered to Purchaser a certificate of "non- foreign person" status that meets the requirements of
Section 1445 of the Internal Revenue Code of 1986, as amended.

            (c) Seller shall have delivered to Purchaser the original or certified copies of the Material Organizational Documents.

            (d) Seller shall have delivered to Purchaser the original or certified copies of the Property Material Documents.

            (e) Seller shall have delivered to Purchaser evidence as to the authority of the person or persons executing the Seller Closing Documents on behalf of Seller together with evidence of good standing of EFY Owner and Equity in their respective jurisdictions of formation and such other jurisdictions where they have qualified to do business.

            (f) Seller shall have delivered to Purchaser an estoppel certificate executed by Lessee substantially in the form attached as Schedule F-1 hereto and an estoppel certificate executed by Guarantor substantially in the form attached as Schedule F-2; hereto; provided, however, that a failure to deliver such estoppel certificate to Purchaser shall not constitute a default by Seller or refusal by Seller to perform its obligations in accordance with this Agreement but instead shall constitute a failure to satisfy a condition pursuant to
Section 4.02 hereof.

            (g) Seller shall have delivered to Purchaser the consent of Lender to the transfer of the Sale Assets; provided, however, that a failure to deliver such consent shall not constitute a default by Seller or a refusal by Seller to perform its obligations in accordance with this Agreement but instead shall constitute a failure to satisfy a condition pursuant to Section 4.02 hereof.

            (h) Seller shall deliver to Wilmington a notice with respect to the transfer of the Sale Assets.

            (i) Seller shall deliver to Corporation Services Company a notice with respect to the transfer of the Sale Assets.

            (j) Seller shall have caused USRA to execute and deliver to EFY Owner and Equity the Asset Management Agreement.

      5.03. Consent of Seller to Purchaser. Seller, as Member Manager of Equity, hereby consents, in accordance with Section 22 of the Limited Liability Company Agreement of Equity, dated as of June 2, 1999, by and between Seller and Laurie
A. Hawkes, to the transactions contemplated by this Agreement all upon the terms and conditions set forth herein and to the transfer of the Other Interest to Seller prior to the Closing hereunder.

                                   ARTICLE VI
                                  Miscellaneous

      6.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by overnight courier, or by facsimile transmission to the parties at the following addresses or facsimile numbers:

         If to Seller, to:

                  c/o U.S. Realty Advisors, LLC
                  1370 Avenue of the Americas
                  New York, New York 10019
                  Facsimile No.: (212) 581-4950
                  Attn: Mr. David M. Ledy

         with a copy, which shall not constitute notice, to:

                  Proskauer Rose LLP
                  1585 Broadway
                  New York, New York  10036
                  Facsimile No.: (212) 969-2900
                  Attn: Wendy J. Schriber, Esq.

         If to Purchaser, to:

                  c/o NorthStar Capital Investment Corp.
                  527 Madison Avenue
                  New York, New York 10022
                  Attention: Richard J. McCready, Steven B. Kauff
                  Facsimile No.: (212)319-4557

         with a copy, which shall not constitute notice, to:

                  Skadden, Arps, Slate, Meagher & Flom
                  4 Times Square
                  New York, NY 10036
                  Facsimile No.: 212 735-2000
                  Attn: Benjamin F. Needell, Esq.

         and

                  Post & Heymann, LLP
                  100 Jericho Quadrangle, Suite 214
                  Jericho, New York 11753
                  Facsimile No.: (516) 433-2777
                  Attn: David J. Heymann, Esq.

All such notices, requests and other communications will (i) if delivered personally or by overnight courier to the address as provided in this Section, be deemed given upon delivery, and (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party or copies of notices by giving notice specifying such change to the other parties hereto.

      6.02. Broker. (a) Seller represents and warrants that neither Seller nor any of its affiliates or any of their respective directors, officers, partners, managers or members have dealt with anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby. Seller shall indemnify, defend and hold harmless Purchaser from any and all claims, actions, liabilities, losses, damages and expenses, including reasonable attorneys' fees and disbursements, which may be asserted against or incurred by Purchaser arising from a breach of Seller's representation contained in this Section 6.02(a).

            (b) Purchaser represents and warrants that neither Purchaser nor any of its affiliates or any of their respective directors, officers, partners, managers or members have dealt with anyone acting as broker, finder, financial advisor or in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby. Purchaser shall indemnify, defend and hold harmless Seller from any and all claims, actions, liabilities, losses, damages and expenses, including reasonable attorneys' fees and disbursements, which may be asserted against or incurred by Seller arising from a breach of Purchaser's representation contained in this Section 6.02(b).

      6.03. Entire Agreement. This Agreement, including all schedules and exhibits hereto, the Seller Closing Documents and the Purchaser Closing Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

      6.04. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by applicable law or otherwise afforded, will be cumulative and not alternative.

      6.05. Modification. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      6.06. Successors and Assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person. Subject to the terms of Section 6.10 hereof, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      6.07. Interpretation. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, valid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      6.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

      6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.10. Assignment. Purchaser shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be granted or denied in Seller's sole discretion. Notwithstanding the foregoing, Purchaser shall have the right, without Seller's consent, to assign this Agreement to any affiliate of Purchaser controlled by Purchaser, provided such assignee agrees to assume, pursuant to an instrument acceptable to Seller, the obligations of Purchaser hereunder. No assignment of this Agreement by Purchaser shall relieve the Purchaser named herein of its obligations hereunder and, subsequent to any such assignment, the liability of such named Purchaser hereunder shall continue notwithstanding any subsequent modification or amendment hereof or the release of any subsequent purchaser hereunder from any liability, to all of which Purchaser consents in advance.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Seller and Purchaser have executed and delivered this Agreement as of the day and year first above written.

                                          SELLER:

                                          REALTY HOLDINGS OF AMERICA, LLC

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          PURCHASER:

                                          SHELBOURNE JV, LLC

                                          By: Shelbourne Management LLC,
                                                its manager

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

Dothan, AL
Douglas, AZ
Casa Grande, AZ
Woodland, CA
Vacaville, CA
Tracy, CA
Davis, CA
Corona, CA
Bakersfield, (E) CA
Valjo Mrwl, E CA
Anaheim, CA
Chgo-Shlr Pk, IL
Louivl-Jefsn, IN
Fargo (W), ND
Las Cruces, NM
Tucumcari, NM
Muskogee, OK
Eug-Sprngfld, OR
Sioux Falls, SD
Centralia, WA

                                                                      SCHEDULE C

                     ASSIGNMENT AND ASSUMPTION OF INTERESTS

      ASSIGNMENT AND ASSUMPTION OF INTERESTS (this "Agreement"), dated as of the ___ day of January, 2003, by and between REALTY HOLDINGS OF AMERICA, LLC, a New York limited liability company ("Assignor"), as assignor, and SHELBOURNE JV, LLC, a Delaware limited liability company ("Assignee"), as assignee.

                              W I T N E S S E T H :

      WHEREAS, Assignor owns 100% of the Percentage equity interest of Accotel Equity Investors LLC, a Delaware limited liability company (the "Company");

      WHEREAS, Assignor and Assignee are entering into this Agreement to evidence and confirm the transfer and assignment to Assignee, and assumption by Assignee, of all of Assignor's right, title and interest in and to the Company, including, without limitation, all of Assignor's percentage equity interest and all right, if any, to receive from the Company any certificate, option, right, allocation, other distribution or other payment of any kind from the Company attributable to such interests therein (collectively, the "Assigned Interests"), all from and after the date hereof.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor has bargained, and by these presents does grant, transfer, assign and convey, unto Assignee, its successors and assigns forever, all of Assignor's right, title and interest, legal and equitable, in and to the Assigned Interests from and after the date hereof, without representation or warranty, express or implied.

      TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, FOREVER.

      Assignee accepts such grant, transfer, assignment and conveyance of the Assigned Interests and by these presents does assume all of the obligations of Assignor attributable to the Assigned Interests to the extent arising from and after the date hereof.

      Assignor withdraws, and relinquishes any and all of its right, title and interest, as a Member of the Company, from and after the date hereof. Assignee unconditionally and irrevocably consents to such withdrawal.

      This Agreement shall be binding upon, inure to the benefit of, and be enforceable by Assignor and Assignee, and their respective heirs, executors, administrators, successors and assigns.

      This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating to such rights and obligations shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. To the extent permitted by law, the parties hereto unconditionally and irrevocably waive any right to assert that the law of any other jurisdiction governs this Agreement.

      This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute a single instrument.

                                  [END OF TEXT]

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first set forth above.

                                            ASSIGNOR:

                                            REALTY HOLDINGS OF AMERICA, LLC

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            ASSIGNEE:

                                            SHELBOURNE JV, LLC

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                      SCHEDULE D

                           ASSET MANAGEMENT AGREEMENT

      THIS AGREEMENT, made as of January __, 2003 by and among ACCOTEL EQUITY INVESTORS LLC, having an address at c/o Realty Holdings of America, LLC, 1370 Avenue of the Americas, New York, New York 10019 (hereinafter referred to as "Principal"); ACCOTEL PROPERTY INVESTORS LLC, having an address at c/o Realty Holdings of America, LLC, 1370 Avenue of the Americas, New York, New York 10019 (hereinafter referred to as "Owner"); and U. S. REALTY ADVISORS, LLC, a limited liability company organized under the laws of the State of Delaware, having an address at 1370 Avenue of the Americas, New York, New York 10019 (hereinafter referred to as "Asset Manager").

                              W I T N E S S E T H:

      WHEREAS, Principal is the beneficial owner of certain limited liability company interests in Owner, the owner of certain estates for years interests in land together with the buildings and improvements situated thereon (individually a "Property" and collectively the "Properties"; a list of the Properties are annexed hereto as Exhibit A), which Properties are net leased to Universal Commercial Credit Leasing VI, Inc. ("Tenant") pursuant to a Lease Agreement (the "Lease"), dated as of July 30, 1999;

      WHEREAS, Principal has the right to control the activities of Owner with respect to the conduct of its business;

      WHEREAS, Owner and Principal wish to engage Asset Manager to perform certain services with respect to the Principal's interest in Owner and Owner's interests in the Properties, and Asset Manager has agreed to perform such services in accordance with, and subject to, the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

      1. Principal hereby appoints Asset Manager as asset manager of Principal's interest in Owner and Owner's interests in the Properties, and hereby authorizes Asset Manager to exercise such powers as may be necessary for the performance of Asset Manager's duties hereunder, and Asset Manager hereby accepts such appointment on the terms and conditions set forth in this Agreement.

      2. Asset Manager, on behalf of Principal, shall implement, or cause to be implemented, the decisions of Principal, and shall conduct the ordinary and usual business affairs of Principal, pertaining to the management of Principal's interest in Owner and Owner's interests in the Properties, all as provided in this Agreement. Asset Manager shall at all times conform to policies and programs established by Principal which are not inconsistent with this Agreement and the scope of Asset Manager's authority shall be limited to said policies. Asset Manager agrees to use reasonable commercial efforts in the performance of the asset management services to be performed hereunder and to comply with Principal's instructions pertaining thereto. In connection with the performance of its responsibilities under this Agreement, Asset Manager shall:

            (a) Receive and collect rent (or, if rent is payable directly to a lender or a servicer therefor, then cash flow) and all other monies payable to Owner and Principal and deposit the same promptly in Chase Bank accounts (or such other bank accounts acceptable to each of Owner and Principal) for each of Owner and Principal (each a "Bank Account" and collectively the "Bank Accounts"), which accounts shall be used exclusively for the funds of each of Owner and Principal, respectively, subject to the rights of Asset Manager set forth in paragraph 5 of this Agreement.

            (b) Use reasonable efforts to secure from Tenant and forward to Owner any and all certificates of insurance, and renewals thereof, required to be furnished by Tenant under the terms of the Lease, and, in the event Tenant fails to obtain or maintain insurance required to be obtained or maintained by Tenant, Asset Manager shall, promptly upon being notified of same, advise Owner and Principal of such failure and, if requested by Principal procure substitute insurance at Principal's expense.

            (c) Establish procedures for, and pay from rents collected from Tenant, debt service on any loan affecting the Properties (except to the extent rent is paid directly to the lender or a servicer therefor) and the fees payable to Asset Manager hereunder.

            (d) Remit to Owner, on or before the tenth (10th) Business Day following collection of rental payment (or cash flow, if rent is paid directly to the lender or a servicer therefor), the net receipts from the Properties less such amount as is reasonably required to be retained by Owner for disbursement purposes pursuant to subparagraph (c) hereof. Remit to Principal, on or before the tenth day following collection of rental payment (or cash flow, if rent is paid directly to the lender or a servicer therefor), the net income payable by Owner to Principal less such amount as is reasonably required to be retained by Principal for disbursement purposes, including the Asset Management Fee payable hereunder.

            (e) Handle promptly complaints and requests from Tenant, and notify the Owner and Principal of any major complaint or request made by Tenant to Asset Manager.

            (f) Upon obtaining notice thereof, notify Owner's general liability insurance carrier and Principal promptly of any personal injury or property damage occurring to or claimed by Tenant or third party on or with respect to any of the Properties and promptly forward to the carrier any summons, subpoena, or other like legal document served upon Asset Manager relating to actual or alleged potential liability of Principal, Owner or Asset Manager, with copies to Owner and Principal of all such documents.

            (g) Upon the prior approval of Principal and at the expense of Principal, cause Owner to retain legal counsel to institute all necessary legal action or proceedings for the collection of rent or other income from the Properties, or the ousting or dispossessing of Tenant or other persons therefrom, and all other matters requiring legal attention. Asset Manager agrees to use its commercially reasonable business efforts to collect rent and other charges from Tenant in a timely manner and to pursue Owner's legal remedies for nonpayment of same. Principal reserves the right to designate or approve counsel and to control litigation of any character affecting or arising out of the operation of the Properties.

            (h) Keep Owner and Principal informed of all material actions and events involving the Properties, the Lease, the Tenant and the Owner, including, without limitation, all purchase offers and substitution offers.

            (i) Notify Owner and Principal, immediately upon receiving notice (together with copies of supporting documentation to the extent such documentation is available to the Asset Manager) of any notice of violation or alleged violation of any governmental requirements, any defect in any of the Properties, any fire, accident or other casualty to any of the Properties, any condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving any of the Properties. In the case of any fire, accident or other casualty to any Property, to also immediately upon being notified thereof telephone notice thereof to Owner's insurance agent so that an insurance adjuster can view the damage before repairs are started, and complete customary loss reports in connection with fire, accident or other casualty to the Property or Properties so affected.

            (j) Upon prior approval of Owner, enter into, on behalf of Owner, contracts with third parties, on an arms-length basis, to perform such work, labor and services, and to supply such materials, as may be necessary to abate an emergency or to protect Principal and/or the Properties in the event of Tenant's default.

            (k) Otherwise review and enforce Tenant's performance of its obligations under its Lease and represent Principal and Owner with respect to the Properties and the Tenant, subject to the limitations contained in this Agreement.

            (l) At the expense of Principal, cause Principal and Owner to remain in good standing in all States where they are qualified to do business.

      3. Asset Manager shall have no responsibility for the direct management of any Property or for the failure of a Tenant to properly perform its obligations under the Lease.

      4. (a) Asset Manager shall maintain accurate books and records for the benefit of Owner and Principal of all funds received and disbursed together with sufficient supporting documentation. Asset Manager shall permit all such books and records to be inspected and audited by Owner and Principal, and their respective designees or representatives at all reasonable times and upon reasonable notice.

            (b) Asset Manager shall furnish, at Principal's expense, (i) not later than February 28 of each year, annual financial statements of the Properties (based on Principal's fiscal year), which statements shall be prepared by an accounting firm, selected and retained by Principal (the "Accountants"), in accordance with generally accepted accounting principles consistently applied; and (ii) not later than thirty (30) days following the end of each quarter, a quarterly statement of income and expense.

            (c) Asset Manager shall, upon the request of and at the expense of Principal, cause tax returns of Owner and Principal to be prepared by the Accountants.

      5. (a) In consideration of the services to be provided by Asset Manager hereunder, Principal and Owner agree to pay to Asset Manager an asset management fee (the "Asset Management Fee") at the times and in the amounts set forth on Schedule B, payable monthly in advance, out of net rental payments made by Tenant. The Asset Management Fee shall be paid within ten (10) days after the end of each calendar month and Asset Manager is hereby authorized and directed to deduct and make such payment from income received by Owner and Principal. If the term of this Agreement commences on other than the first day of a month, the Asset Management Fee for such month shall be prorated for the actual number of days remaining in such month after the term commences. Subject to paragraph 5(c), the Asset Management Fee shall be payable solely out of the cash flow from the Properties collected by Owner and Principal.

            (b) In addition, Principal shall pay the following expenses (the "Expenses"): (i) actual travel expenses incurred by Asset Manager with the consent of Principal to perform its duties hereunder, (ii) accounting, trustee and other administrative fees and expenses incurred by Asset Manager (e.g. attorneys, accountants) with respect to the preparation of tax returns and financial reports required under this Agreement, the Lease and the first mortgage loan secured by the Property and (iii) all other out-of-pocket costs and expenses directly related to the asset management of the Properties or the business of Owner and Principal. Nothing herein contained shall require Asset Manager to expend its own funds or render Asset Manager liable for Tenant's failure to pay the rents due and payable under the Lease, it being expressly understood and agreed that the Expenses are payable out of funds to be supplied by Owner and/or Principal to the extent that the cash flow from the Properties (after satisfaction of any Asset Management Fee due and payable) is insufficient therefor. The Expenses shall be paid within ten (10) days after the end of each calendar month and Asset Manager is hereby authorized and directed to make such payments out of the monthly distributions payable to each of Owner and Principal (after satisfaction of any Asset Management Fee then due and payable). To the extent that the remaining amount of such monthly distributions payable to Owner and Principal is insufficient to cover the entire amount of the Expenses, Owner or Principal shall pay the difference.

            (c) If, as the result of an Event of Default under and and as defined in the Lease, Owner's interest in all the Properties is lost pursuant to foreclosure proceedings, power of sale, deed in lieu of foreclosure or similar remedies to a bona fide purchaser unaffliated with Principal or its members, then this Agreement shall terminate and none of the parties shall have any further obligation to the others hereunder (other than any that shall have theretofore accrued), provided, however, that to the extent Owner or Principal are entitled to receive proceeds therefrom in excess of any applicable mortgage debt, such excess proceeds shall be distributed as provided in the third sentence of this paragraph. If, as the result of an Event of Default under and as defined in the Lease, the Lease is terminated and some or all of the Properties are re-let, Asset Manager shall be entitled to receive, out of revenues generated from the Properties in excess of debt service payable on any mortgage loan secured by the Properties, its accrued and unpaid Asset Management Fees, together with interest thereon at the rate of 4% per annum (the "Current Rate"), and thereafter current Asset Management Fees as they become due and payable. If, subsequent to an Event of Default under and as defined in the Lease, one or more of the Properties are sold for an amount which in the aggregate exceeds the then outstanding mortgage indebtedness, then such excess proceeds shall be distributed as follows: (1) first, to Asset Manager to the extent of accrued and unpaid Asset Management Fees, together with interest at the Current Rate, (2) second, to Asset Manager to the extent necessary to satisfy the Termination Value (as defined in paragraph 7(a) hereof), except that the Reference Rate in such event shall be 9% per annum, and (3) the balance to Owner.

      6. If it becomes advisable or necessary to make extraordinary repairs or engage in the reconstruction or rehabilitation of any Property or any part thereof, or if Asset Manager is called upon to perform any services not specifically set forth herein (including, without limitation, obtaining any financing secured by a mortgage on the Properties or reletting any Properties in the event of a default by Tenant or the expiration of the Lease), it is agreed by the parties hereto that Asset Manager shall receive an additional reasonable fee therefor in an amount to be agreed upon by Owner or Principal and Asset Manager in their respective sole discretion.

      7. (a) The term of Asset Manager's appointment pursuant to this Agreement shall commence as of the date hereof and shall continue in full force and effect
(i) as long as the Property is owned directly or indirectly by Principal or (ii) until July 31, 2022 (the "Termination Date"), whichever is earlier; provided, however, in the event of a termination pursuant to subsection (i) hereof (but subject to paragraph 5(c) hereof), Principal shall pay to Asset Manager the present value of the remaining stream of Asset Management Fees payable through the Termination Date, discounted at the Reference Rate (the "Termination Value"). For purposes hereof, the "Reference Rate" shall be determined as follows: (x) if the remaining period of time until the Termination Date is ten years or longer, the Reference Rate shall be a per annum rate equal to 100 basis points over the annual yield for United States Treasury securities having a term to maturity of ten years, and (y) if the remaining period of time until the Termination Date is less than ten years, the Reference Rate shall be a per annum rate equal to 100 basis points over the annual yield for United States Treasury securities having a term to maturity equal to the then remaining period of time until the Termination Date. In either case, such annual yield shall be determined by reference to Federal Reserve Statistical Release H.15 (519) ("Release H.15") published most recently prior to the third business day preceding the date such amount becomes due and payable. (If there shall be no actual United States Treasury security having a term to maturity equal to the then remaining period of time until the Termination Date, the annual yield for a United States Treasury security deemed to have such a term to maturity shall be linearly interpolated on a basis consistent with the actual yields of other United States Treasury securities as determined by reference to Release H.15.)

            (b) Upon termination of this Agreement (after satisfaction of any liabilites or obligations theretofore accrued or resulting therefrom), the Asset Manager shall deliver the following to Owner and Principal or their respective duly appointed agents on or before the thirtieth (30th) day following the termination date:

                  (i) A final accounting, reflecting the balance of income and expense as of the date of termination;

                  (ii) Any balance or monies due to Owner and Principal or tenant security deposits, or both, held by the Asset Manager with respect to the Properties; and

                  (iii) All records, contracts, leases, in existence at the time of termination, and all other papers or documents which are the property of Owner and Principal and which pertain to the Properties.

                  (iv) A letter to Berkshire Hathaway Credit Corporation consenting to the revocation and termination of the direction letter attached hereto as Schedule C.

      8. Owner and Principal respectively agree: (i) to hold and save Asset Manager free and harmless from any claim for damages or injuries to persons or property by reason of any cause whatsoever either in or about the Properties or elsewhere when Asset Manager is carrying out any of the provisions of this Agreement or acting under the express or implied directions of Owner or Principal, as the case may be; or due to Owner's or Principal's failure or refusal to comply with or abide by any rule, order, determination, ordinance or law of any Federal, State or Municipal Authority;
(ii) to reimburse Asset Manager upon demand for any monies reimbursable to Asset Manager under this Agreement or in connection with or as an expense in defense of, any claim or civil action, proceeding, charge or prosecution made, instituted or maintained against Asset Manager, Owner or Principal, jointly or severally, affecting or due to the conditions or use of the Properties, or acts or omissions of employees of Owner or Principal; and (iii) to defend promptly and diligently, at the respective sole expense of Owner or Principal, any claim, action or proceeding brought against Asset Manager and/or Principal, jointly or severally, arising out of or connected with any of the foregoing, and to hold harmless and fully indemnify Asset Manager from any judgment, loss or settlement on account thereof. The foregoing provisions of this paragraph shall survive the expiration or termination of Asset Manager's appointment pursuant to this Agreement, but this shall not be construed to mean that Principal's liability does not survive as to other provisions of this Agreement. Nothing contained in this paragraph 8 shall require Principal to indemnify Asset Manager for any claim (i) which is covered by any insurance maintained by Principal hereunder or
(ii) which is proven to be based upon the gross negligence, willful misconduct or criminal acts of Asset Manager or a breach of this Agreement by Asset Manager.

      9. Asset Manager agrees: (i) to reimburse Principal upon demand for any monies which Principal is required to pay out, either in connection with, or as an expense in defense of any claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Principal, Owner or Asset Manager, jointly or severally, arising out of Asset Manager's gross negligence, willful misconduct or criminal acts or breach of this Agreement by Asset Manager and (ii) to hold harmless and fully indemnify Principal and Owner from any judgment, loss or settlement in connection with any of the foregoing. The foregoing provisions of this paragraph 9 shall survive the expiration or termination of Asset Manager's appointment pursuant to this Agreement, but this shall not be construed to mean that Asset Manager's liability does not survive as to other provisions of this Agreement. Nothing contained in this paragraph 9 shall relieve Principal from any of its obligations under this Agreement, or require Asset Manager to indemnify Owner or Principal for any claim which is based upon the gross negligence or criminal acts of Owner or Principal.

      10. Intentionally omitted.

      11. All notices referred to herein, shall be sent to the parties at their respective business addresses first hereinabove given or at such other address or addresses as any party shall hereafter designate by written notice. To be effective any notice addressed as aforesaid must be (i) delivered by hand, or
(ii) sent by overnight mail, or (iii) sent by United States registered or certified mail. Any notice sent as aforesaid shall be effective (i) upon receipt if delivered by hand, or (ii) one day after mailing if set by overnight mail, or
(iii) three days after mailing if sent by registered or certified mail.

      12. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and shall supersede any and all other agreements between the parties with respect to the subject matter hereof. This Agreement may not be changed or modified orally but only by written instrument signed by duly authorized officers of the parties hereto.

      13. This Agreement shall be binding on the parties hereto, their respective successors and assigns, provided, however, Asset Manager shall not assign its interest in this Agreement without Principal's prior written consent.

      14. The term "Business Day" as used herein means a day in which banks located in New York, New York are not required or authorized to remain closed.

      15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      16. Nothing contained in this Agreement shall be deemed or construed to require Asset Manager to perform the services of attorneys, real estate brokers, certified public accountants, architects, contractors, engineers or other professions requiring special licenses or make Asset Manager responsible for the failure of the various professionals hired by Principal (or Asset Manager on Principal's behalf) to properly perform or provide their services.

      17. Nothing contained in this Agreement shall prevent Asset Manager, or any officer, director, employee, shareholder or affiliate of Asset Manager, from engaging in other real estate or investment activities, including without limitation, the rendering of advice to other investors and the management of other properties; nor shall this Agreement limit or restrict the right of any director, officer, employee, shareholder or affiliate of Asset Manager to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association.

      18. Notwithstanding anything to the contrary contained herein, the obligations of Owner and Principal are recourse only to their respective interests in the Property and Owner and no recourse shall be had against any member, manager or beneficial owner of Principal for any reason whatsoever.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

ACCOTEL PROPERTY INVESTORS LLC

By: ACCOTEL EQUITY INVESTORS LLC, its Member

By: Realty Holdings of America, LLC, its Manager

By:
    ----------------------------------
    Name:
    Title:


ACCOTEL EQUITY IVNESTORS LLC

By: Realty Holdings of America, its Manager

By:
    ----------------------------------
    Name:
    Title:


U.S. REALTY ADVISORS, LLC

By:
    ----------------------------------
    David M. Ledy, Partner

                                    EXHIBIT A

                         SCHEDULE B TO ASSET MANAGEMENT
                     AGREEMENT BETWEEN ACCOTEL PROPERTY, LLC
             AND ACCOTEL EQUITY, LLC, AND U.S. REALTY ADVISORS, LLC

                  PAYMENT DUE DATE                                    AMOUNT
                  ----------------                                    ------

January                  1                       2003                $5,291.46
February                 1                       2003               $10,291.46
March                    1                       2003               $10,291.46
April                    1                       2003               $10,291.46
May                      1                       2003               $10,291.46
June                     1                       2003               $10,291.46
July                     1                       2003               $10,291.46
August                   1                       2003               $27,152.93
September                1                       2003               $27,152.93
October                  1                       2003               $27,152.93
November                 1                       2003               $27,152.93
December                 1                       2003               $27,152.93
January                  1                       2004               $22,152.93
February                 1                       2004               $27,152.93
March                    1                       2004               $27,152.93
April                    1                       2004               $27,152.93
May                      1                       2004               $27,152.93
June                     1                       2004               $27,152.93
July                     1                       2004               $27,152.93
August                   1                       2004               $42,973.97
September                1                       2004               $42,973.97
October                  1                       2004               $42,973.97
November                 1                       2004               $42,973.97
December                 1                       2004               $42,973.97
January                  1                       2005               $37,973.97

February                 1                       2005               $42,973.97
March                    1                       2005               $42,973.97
April                    1                       2005               $42,973.97
May                      1                       2005               $42,973.97
June                     1                       2005               $42,973.97
July                     1                       2005               $42,973.97
August                   1                       2005               $42,973.97
September                1                       2005               $42,973.97
October                  1                       2005               $42,973.97
November                 1                       2005               $42,973.97
December                 1                       2005               $42,973.97
January                  1                       2006               $37,973.97
February                 1                       2006               $42,973.97
March                    1                       2006               $42,973.97
April                    1                       2006               $42,973.97
May                      1                       2006               $42,973.97
June                     1                       2006               $42,973.97
July                     1                       2006               $42,973.97
August                   1                       2006               $42,973.97
September                1                       2006               $42,973.97
October                  1                       2006               $42,973.97
November                 1                       2006               $42,973.97
December                 1                       2006               $42,973.97
January                  1                       2007               $37,973.97
February                 1                       2007               $42,973.97
March                    1                       2007               $42,973.97
April                    1                       2007               $42,973.97
May                      1                       2007               $42,973.97
June                     1                       2007               $42,973.97
July                     1                       2007               $42,973.97
August                   1                       2007               $42,973.97
September                1                       2007               $42,973.97
October                  1                       2007               $42,973.97
November                 1                       2007               $42,973.97
December                 1                       2007               $42,973.97
January                  1                       2008               $37,973.97
February                 1                       2008               $42,973.97
March                    1                       2008               $42,973.97
April                    1                       2008               $42,973.97

May                      1                       2008               $42,973.97
June                     1                       2008               $42,973.97
July                     1                       2008               $42,973.97
August                   1                       2008               $42,973.97
September                1                       2008               $42,973.97
October                  1                       2008               $42,973.97
November                 1                       2008               $42,973.97
December                 1                       2008               $42,973.97
January                  1                       2009               $37,973.97
February                 1                       2009               $42,973.97
March                    1                       2009               $42,973.97
April                    1                       2009               $42,973.97
May                      1                       2009               $42,973.97
June                     1                       2009               $42,973.97
July                     1                       2009               $42,973.97
August                   1                       2009               $42,973.97
September                1                       2009               $42,973.97
October                  1                       2009               $42,973.97
November                 1                       2009               $42,973.97
December                 1                       2009               $42,973.97
January                  1                       2010               $37,973.97
February                 1                       2010               $42,973.97
March                    1                       2010               $42,973.97
April                    1                       2010               $42,973.97
May                      1                       2010               $42,973.97
June                     1                       2010               $42,973.97
July                     1                       2010               $42,973.97
August                   1                       2010               $42,973.97
September                1                       2010               $42,973.97
October                  1                       2010               $42,973.97
November                 1                       2010               $42,973.97
December                 1                       2010               $42,973.97
January                  1                       2011               $37,973.97
February                 1                       2011               $42,973.97
March                    1                       2011               $42,973.97
April                    1                       2011               $42,973.97
May                      1                       2011               $42,973.97
June                     1                       2011               $42,973.97
July                     1                       2011               $42,973.97

August                   1                       2011               $42,973.97
September                1                       2011               $42,973.97
October                  1                       2011               $42,973.97
November                 1                       2011               $42,973.97
December                 1                       2011               $42,973.97
January                  1                       2012               $37,973.97
February                 1                       2012               $42,973.97
March                    1                       2012               $42,973.97
April                    1                       2012               $42,973.97
May                      1                       2012               $42,973.97
June                     1                       2012               $42,973.97
July                     1                       2012               $42,973.97
August                   1                       2012               $32,875.09
September                1                       2012               $32,875.09
October                  1                       2012               $32,875.09
November                 1                       2012               $32,875.09
December                 1                       2012               $32,875.09
January                  1                       2013               $27,875.09
February                 1                       2013               $32,875.09
March                    1                       2013               $32,875.09
April                    1                       2013               $32,875.09
May                      1                       2013               $32,875.09
June                     1                       2013               $32,875.09
July                     1                       2013               $32,875.09
August                   1                       2013               $32,875.09
September                1                       2013               $32,875.09
October                  1                       2013               $32,875.09
November                 1                       2013               $32,875.09
December                 1                       2013               $32,875.09
January                  1                       2014               $27,875.09
February                 1                       2014               $32,875.09
March                    1                       2014               $32,875.09
April                    1                       2014               $32,875.09
May                      1                       2014               $32,875.09
June                     1                       2014               $32,875.09
July                     1                       2014               $32,875.09
August                   1                       2014               $32,875.09
September                1                       2014               $32,875.09
October                  1                       2014               $32,875.09

November                 1                       2014               $32,875.09
December                 1                       2014               $32,875.09
January                  1                       2015               $27,875.09
February                 1                       2015               $32,875.09
March                    1                       2015               $32,875.09
April                    1                       2015               $32,875.09
May                      1                       2015               $32,875.09
June                     1                       2015               $32,875.09
July                     1                       2015               $32,875.09
August                   1                       2015               $32,875.09
September                1                       2015               $32,875.09
October                  1                       2015               $32,875.09
November                 1                       2015               $32,875.09
December                 1                       2015               $32,875.09
January                  1                       2016               $27,875.09
February                 1                       2016               $32,875.09
March                    1                       2016               $32,875.09
April                    1                       2016               $32,875.09
May                      1                       2016               $32,875.09
June                     1                       2016               $32,875.09
July                     1                       2016               $32,875.09
August                   1                       2016               $24,656.32
September                1                       2016               $24,656.32
October                  1                       2016               $24,656.32
November                 1                       2016               $24,656.32
December                 1                       2016               $24,656.32
January                  1                       2017               $19,656.32
February                 1                       2017               $24,656.32
March                    1                       2017               $24,656.32
April                    1                       2017               $24,656.32
May                      1                       2017               $24,656.32
June                     1                       2017               $24,656.32
July                     1                       2017               $24,656.32
August                   1                       2017               $24,656.32
September                1                       2017               $24,656.32
October                  1                       2017               $24,656.32
November                 1                       2017               $24,656.32
December                 1                       2017               $24,656.32
January                  1                       2018               $19,656.32

February                 1                       2018               $24,656.32
March                    1                       2018               $24,656.32
April                    1                       2018               $24,656.32
May                      1                       2018               $24,656.32
June                     1                       2018               $24,656.32
July                     1                       2018               $24,656.32
August                   1                       2018               $24,656.32
September                1                       2018               $24,656.32
October                  1                       2018               $24,656.32
November                 1                       2018               $24,656.32
December                 1                       2018               $24,656.32
January                  1                       2019               $19,656.32
February                 1                       2019               $24,656.32
March                    1                       2019               $24,656.32
April                    1                       2019               $24,656.32
May                      1                       2019               $24,656.32
June                     1                       2019               $24,656.32
July                     1                       2019               $24,656.32
August                   1                       2019               $24,656.32
September                1                       2019               $24,656.32
October                  1                       2019               $24,656.32
November                 1                       2019               $24,656.32
December                 1                       2019               $24,656.32
January                  1                       2020               $19,656.32
February                 1                       2020               $24,656.32
March                    1                       2020               $24,656.32
April                    1                       2020               $24,656.32
May                      1                       2020               $24,656.32
June                     1                       2020               $24,656.32
July                     1                       2020               $24,656.32
August                   1                       2020               $24,656.32
September                1                       2020               $24,656.32
October                  1                       2020               $24,656.32
November                 1                       2020               $24,656.32
December                 1                       2020               $24,656.32
January                  1                       2021               $19,656.32
February                 1                       2021               $24,656.32
March                    1                       2021               $24,656.32
April                    1                       2021               $24,656.32

May                      1                       2021               $24,656.32
June                     1                       2021               $24,656.32
July                     1                       2021               $24,656.32
August                   1                       2021               $24,656.32
September                1                       2021               $24,656.32
October                  1                       2021               $24,656.32
November                 1                       2021               $24,656.32
December                 1                       2021               $24,656.32
January                  1                       2022               $19,656.32
February                 1                       2022               $24,656.32
March                    1                       2022               $24,656.32
April                    1                       2022               $24,656.32
May                      1                       2022               $24,656.32
June                     1                       2022               $24,656.32
July                     1                       2022               $24,656.32

                                                                      SCHEDULE E

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGER OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE MANAGER OF THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE MANAGER TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          ACCOTEL EQUITY INVESTORS LLC

      THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Accotel Equity Investors LLC (the "Company"), is entered into as of the ____ day of January, 2003, by and between Shelbourne JV LLC, a Delaware limited liability company ("Shelbourne"), having an address c/o NorthStar Capital Investment Corp., 527 Madison Avenue, New York, New York 10022, as the sole member of the Company (the "Member"), and Realty Holdings of America, LLC, a New York limited liability company, as the non-member manager of the Company ("Realty"), having an office at 1370 Avenue of the Americas, 29th Floor, New York, New York 10019. This Agreement amends and restates in its entirety that certain Limited Liability Company Agreement of the Company dated as of June 2, 1999 (the "Original Agreement"). Capitalized terms used but not defined herein have the meanings set forth in Schedule A attached hereto.

      Realty and Laurie A. Hawkes (the "Initial Members") formed a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Act"). 100% of the interests of the Initial Members in the Company have been acquired by Shelbourne and, as a condition to such acquisition, Realty is to be appointed the non-member manager of the Company. Accordingly, Shelbourne and Realty hereby agree as follows:

1. Name. The name of the limited liability company formed hereby is Accotel Equity Investors LLC (the "Company").

2. Purposes. Subject to Section 8.9, the purposes of the Company are to engage in the following activities:

      (i) to be the member manager of Accotel Property Investors LLC ("Accotel Property");

      (ii) to exercise all other powers necessary and reasonably connected with the Company's business which may legally be exercised by limited liability companies under the Act; and

      (iii) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

      The initial purpose of the Company is to acquire, obtain mortgage financing for, lease, operate, manage and sell real property interests; and to create and utilize corporations, limited liability companies, business trusts, partnerships or other entities, and take all other actions, in furtherance of carrying out the foregoing.

3. Registered Office and Principal Business Office.

      (i) The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

      (ii) The principal business office of the Company shall be located at 1370 Avenue of the Americas, New York, New York 10019, or such other location as may hereafter be determined by the Manager.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

5. Powers of the Company. The Company shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in
Section 2.

6. Members.

      (i) The name and mailing address of the Member is:

                Shelbourne JV LLC
                c/o NorthStar Capital Investment Corp.
                527 Madison Avenue, 16th Floor
                New York, New York 10022

      (ii) Member limited liability company interests shall not be certificated.

      (iii) Any vote, action or consent to be taken or made by the Member may be taken or made by any Person designated and authorized by the Member in a proxy substantially in the form attached hereto as Exhibit A (a "Proxy"). Any Proxy so executed shall be delivered to the Company and the Manager and shall be valid and binding on the Member and the Company and enforceable in accordance with its terms.

7. Powers of Members. Subject to Sections 8.1, 8.2 and 8.3, the Member shall have the power to exercise any and all rights and powers granted to the Member pursuant to the express terms of this Agreement. Except as otherwise specifically provided by this Agreement or required by the Act, the Manager shall have the power to act for and on behalf of, and to bind, the Company. David M. Ledy, as an authorized person within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company. The Original Agreement was effective as of the time that the Certificate of Formation was filed with the Office of the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware, Mr. Ledy's powers as an "authorized person" ceased, and the Manager thereupon became a designated "authorized person," and shall continue as a designated "authorized person" within the meaning of the Act. The Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

8. Management.

      8.1 Management of the Company.

      (i) Subject to Sections 8.1(iv), 8.3 and 8.9, and except as otherwise expressly provided in this Agreement, Realty shall be the manager of the Company (the "Manager") and, in such capacity, shall manage the Company in accordance with this Agreement. The Manager is an agent of the Company's business, and the actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company. The Manager is not a Member.

      (ii) Subject to Sections 8.1(iv), 8.2(b), 8.3 and 8.9, and except as otherwise expressly provided in this Agreement, the Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein. Subject to Sections
8.3 and 8.9, and except as otherwise expressly provided in this Agreement, the Manager shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other Person by the Manager, and such delegation shall not cause the Manager to cease to be the Manager.

      (iii) Subject to Sections 8.1(iv), 8.3 and 8.9, the Manager may appoint individuals with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, Secretary, and Assistant Secretary, to act on behalf of the Company with such power and authority as the Manager may delegate in writing to any such persons;

      (iv) Notwithstanding anything in this Section 8.1 to the contrary, but subject to Sections 8.3 and 8.9, if at any time an Event of Default shall occur and be continuing under the Indenture or under any other of the Loan Documents, the Manager and the Restructuring Manager, acting jointly or individually, shall have the power and authority to consummate and effectuate, and to cause Accotel Property to consummate and effectuate, any settlement or restructuring of the Loan with the Lender (including, without limitation, causing the properties owned by Accotel Property to be conveyed to the Lender or its designee in lieu of foreclosure) as they may deem necessary, in their sole good faith judgment, to protect the Special Members from incurring any liability under the Recourse Guaranties. The Restructuring Manager shall have no duty (fiduciary or otherwise) in each case or decision concerning the matters described in this
Section 8.1(iv). The "Restructuring Manager" shall initially be Richard H. Ader; in the event of the death or incapacity of Richard H. Ader, the rights and responsibilities of the Restructuring Manager shall be performed by the Special Managers, who shall act by a majority in number.

      8.2 Powers of the Manager. (a) Subject to Sections 8.1(iv), 8.2(b), 8.3 and 8.9, and except as otherwise expressly provided in this Agreement, the Manager shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Manager to be necessary or appropriate to effectuate the business, purpose and objectives of the Company, at the expense of the Company. Without limiting the generality of the foregoing, but subject to Sections 8.1(iv), 8.3 and 8.9, the Manager shall have the power and authority to:

      (i) establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to allocations and distributions;

      (ii) hold and own any and all Company property on behalf of and in the name of the Company;

      (iii) execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the property or the Company or Accotel Property, assignments, bills of sale, leases, partnership agreements, and any other instruments or documents necessary, in the opinion of the Manager, to the business of the Company, subject to the provisions of Section 8.2(b);

      (iv) employ accountants, legal counsel, managing agents or other experts (including Realty or an Affiliate thereof) to perform services for the Company or Accotel Property and to compensate them from Company funds; or

      (v) enter into any and all other agreements, including (x) confirmations and reaffirmations, and further assurances with respect to, the Loan Documents and (y) all documents, agreements and instruments related to the making of investments of Company funds.

      Except as set forth in Sections 8.1(iv), 8.2(b), and 8.9, the expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority of the Manager which is not specifically or expressly set forth in this Agreement.

      (b) Notwithstanding anything to the contrary contained in this Agreement, the Manager shall not take any of the following actions without the prior written consent of the Member:

      (i) bring or defend on behalf of the Company or Accotel Property actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

      (ii) acquire or cause Accotel Property to acquire real or personal property from any Person;

      (iii) borrow money on behalf of the Company or Accotel Property, cause or permit the Company or Accotel Property to directly or indirectly incur any new or additional indebtedness (other than any that are the obligation of the tenant under the Lease Agreement to satisfy) or hypothecate, encumber or grant security interests in the assets of the Company or Accotel Property to secure repayment of the borrowed sums; provided, however, that the Manager may (without the consent of the Member) confirm and reaffirm indebtedness of the Company or Accotel Property heretofore incurred and the grant of security interests in the assets of the Company or Accotel Property pursuant to the Loan Documents;

      (iv) modify the Loan Documents, except that without the consent of the Member, the Manager may modify any or all of the Recourse Guaranties and may cooperate with the Restructuring Manager in exercising their rights under
Section 8.1(iv);

      (v) take any affirmative voluntary action with respect to the Company (except as provided in this Agreement), Accotel Property, the Loan or the Properties (as defined in the Indenture), other than an action reasonably necessary to comply with the terms of the Loan Documents or any lease or other agreement relating to the Properties (provided, however, that Member shall not unreasonably withhold or delay its consent to any action which Manager desires to take which is not reasonably necessary to comply with the terms of the Loan Documents or any lease or other agreement relating to the Properties and provided, further, that Manager shall have the right, without the consent of the Member, to take any action in furtherance of its rights under Section 8.1(iv)) or knowingly breach by an affirmative action any provisions of the Loan Documents or the lease or other agreement relating to the Properties, unless such breach arises from any default by the tenant under the Lease Agreement or any insufficiency of funds generated from the ownership;

      (vi) purchase liability or other insurance to protect the property and business of the Company or Accotel Property;

      (vii) sell or otherwise dispose of the assets of the Company or Accotel Property, except that, without the consent of the Member, Manager may cause any such assets to be disposed of as provided in the Loan Documents or as provided in Section 8.1(iv);

      (viii) admit any new member to the Company or to Accotel Property; or

      (ix) make any election to treat the Company or Accotel Property as a corporation for federal income tax purposes.

      The Member acknowledges that the Company and Accotel Property have entered into that certain Asset Management Agreement, dated as of the date hereof, among the Company, Accotel Property and U.S. Realty Advisors, LLC, an Affiliate of Realty, and the Member consents to such agreement. The Member also consents to Manager causing Accotel Property to enter into a Fee and Indemnification Agreement with Wilmington Trust Company substantially in the form attached hereto as Schedule D.

      8.3 Special Managers. At all times that the Recourse Guaranties shall remain outstanding, the Company shall have the Special Managers and the Member and the Manager hereby appoint the Persons listed on Schedule C hereto to act as the initial Special Managers. To the fullest extent permitted by Section 18-1101(c) of the Act, the Special Managers and the Manager shall have no duty (fiduciary or otherwise) to consent or vote in favor of the institution of any proceedings, the filing of any petition, or the taking of any action, in each case concerning the matters more fully described in Section 8.9(iii) or (iv). All rights, power and authority of the Special Managers or Manager, as the case may be, shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Any Special Manager may resign and be discharged of this Agreement upon not less than 30 days prior written notice to the Member and the Manager. As long as the Recourse Guaranties shall remain outstanding, in no event shall any Special Manager be removed by the Manager or the Member except upon the express written consent of such Special Manager.

      If the Special Manager is not an individual, any Person into which the Special Manager may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Special Manager shall be a party, or any Person which succeeds to all or substantially all of the business of the Special Manager, shall be the successor Special Manager under this Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary herein.

      If the Special Manager is an individual, the duties of the Special Manager may be passed by will or intestacy to successors, heirs or assigns.

      The indemnification and other rights of each Special Manager under this Agreement shall survive the termination of this Agreement and shall survive the resignation of such Special Manager.

      8.4 No Management by Other Persons or Entities. Except as set forth in Sections 8.1(iv), 8.3 and 8.9, and only to the extent expressly delegated by the Manager, no person or entity other than the Manager shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

      8.5 Reliance by Third Parties. Subject to Sections 8.1(iv) and 8.9, any Person dealing with the Company or the Managers or the Member may rely upon a certificate signed by the Manager as to:

      (i) the identity of the Manager or the Member;

      (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Manager or the Member or are in any other manner germane to the affairs of the Company;

      (iii) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

      (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Managers or the Member.

      Notwithstanding the foregoing, no Person dealing with the Company or the Managers or the Member may rely upon any certificates in circumstances where (a)
Section 8.1(iv) applies, unless such certificates are executed by the Manager or the Restructuring Manager, and (b) Section 8.9 applies, unless such certificates are executed by each of the Special Managers.

      8.6 Compensation of Managers; Expenses. The Managers shall serve without compensation. Manager shall be entitled to reimbursement by the Company of all expenses incurred by it in its capacity as Manager; provided that any such expenses in excess of $2,000 per year shall have been consented to by Member. Manager shall not be obligated to take any action that would involve incurring any costs or expenses without assurance acceptable to it that funds have been or will be made available to satisfy such costs and expenses.

      8.7 No Removal of Managers. Notwithstanding anything contained in this Agreement to the contrary, so long as any of the Recourse Guaranties remain outstanding, the Member shall have no right to remove the Manager, the Restructuring Manager or the Special Managers. Upon the indefeasible discharge, termination and release of the Recourse Guaranties by the beneficiary thereof, the Manager, the Restructuring Manager and the Special Managers shall automatically be removed from their positions in the Company and the Member shall appoint a new manager of the Company, which may be the Member.

      8.8 Managers as Agents. To the extent of its powers set forth in this Agreement and subject to Sections 8.1(iv), 8.3 and 8.9, the Manager is an agent of the Company for the purpose of the Company's business, and the actions of the Manager taken in accordance with such powers set forth in this Agreement shall bind the Company.

      8.9 Limitations on the Company's Activities.

            (i) This Section 8.9 is being adopted in order to provide certain protection to the Special Managers in respect of the Recourse Guaranties.

            (ii) Unless the Managers and the Special Manager shall have been removed pursuant to Section 8.7, the Member shall not amend, alter, change or repeal any provisions contained in this Agreement without the written consent of the Managers and the Special Manager (which they may give or withhold in their sole discretion).

            (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member or the Managers, neither the Member nor the Managers shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member, each Special Manager (in its sole discretion) and the Managers (in their sole discretion), to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company, or consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company and the foregoing is subject in all cases to the second sentence of Section 8.3.

            (iv) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member or the Managers, neither the Member nor the Managers shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member, each Special Manager (in its sole discretion) and the Managers (in their sole discretion), to institute proceedings to have Accotel Property be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Accotel Property or file a petition seeking, or consent to, reorganization or relief with respect to Accotel Property under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Accotel Property or a substantial part of its property, or make any assignment for the benefit of creditors of Accotel Property, or admit in writing Accotel Property's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate Accotel Property, or consolidate or merge Accotel Property with or into any Person, or sell all or substantially all of the assets of Accotel Property and the foregoing is subject in all cases to the second sentence of Section 8.3.

            (v) The Manager shall cause the Company to:

                  (a) maintain its own separate books and records and bank accounts;

                  (b) at all times hold itself out to the public as a legal entity separate from the Member, the Managers and any other Person;

                  (c) file its own tax returns, if any, as may be required under applicable law, to the extent not part of a consolidated group filing a consolidated return or returns, and pay any taxes required to be paid under applicable law;

                  (d)   not commingle its assets with assets of any other
                        Person;

                  (e)   conduct its business in its own name;

                  (f)   maintain separate financial statements;

                  (g) maintain an arm's length relationship with its Affiliates, the Member and the Managers;

                  (h)   pay the salaries of its own employees, if any;

                  (i) not hold out its credit as being available to satisfy the obligations of others;

                  (j) allocate fairly and reasonably any overhead for shared office space;

                  (k)   use separate stationery, invoices and checks;

                  (l) not pledge its assets for the benefit of any other Person (except as contemplated by the Loan Documents);

                  (m) correct any known misunderstanding regarding its separate identity;

                  (n) maintain adequate capital in light of its contemplated business purposes;

                  (o) observe all Delaware limited liability company formalities; and

                  (p)   not acquire any obligations or securities of the Member.

      8.10 Consideration. Member acknowledges that the provisions contained in this Agreement with respect to the Manager, the Restructuring Manager and the Special Managers (including without limitation the second sentence of Section 8.3) are included herein for the protection of the guarantors under the Recourse Guaranties and that, without such provisions, such guarantors would not have permitted the Member to acquire its membership interests in the Company while their Recourse Guaranties remained in effect.

9. Dissolution. Subject to Sections 8.3 and 8.9, the Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, the Manager and each Special Manager or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act. The bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding anything to the contrary in the foregoing, so long as any Indebtedness shall remain outstanding, neither the Member nor the Managers shall dissolve, liquidate or terminate the Company.

10. Capital Contribution. The Member is hereby admitted as the sole member of the Company upon the execution and delivery of this Agreement.

      (i) Except as provided in Section 11 hereof, no Member shall be obligated to make any contribution or otherwise provide any funds or credit to or on behalf of the Company, whether or not such additional contribution or funds may be required to conduct the Company's business, to avoid default under any mortgage or any other obligation of the Company, or for any other purpose.

      (ii) A Capital Account shall be established for each Member.

      (iii) On the transfer of an Interest, the Capital Account of the transferor which is attributable to such Interest shall carry over to the transferee. If an election under Section 754 of the Code is in effect, the rules set forth in Regulation Section 1.704-1(b)(2)(iv)(m) shall apply.

      (iv) This Agreement is intended to provide for the determination and maintenance throughout the full term of the Company of Capital Accounts in accordance with the capital account rules of Regulation Section
1.704-1(b)(2)(iv). The provisions of this Agreement are to be interpreted consistently with this intent.

      (v) The Company shall be treated as a partnership for U.S. Federal income tax purposes.

11. Additional Contributions. Upon not less than 10 days notice from Manager, the Member shall make a contribution of capital to the Company in the amount specified by Manager to satisfy the following costs: (i) annual accounting services (including tax return and financial statement preparation) provided to the Company and to Accotel Property, (ii) the fees of Wilmington Trust Company for acting as the "Independent Manager" and "Special Member" of Accotel Property, (iii) franchise taxes and fees of the Company and Accotel Property,
(iv) fees of Corporation Services Company for acting as the statutory representative of the Company and Accotel Property, (v) fees of accountants, legal counsel, managing agents or other experts, which have been engaged by Manager to perform services (other than as contemplated in clause (i) of this Section) for the Company or Accotel Property pursuant to Section 8.2(a)(iv), with the consent of the Member, and (vi) the expenses of Manager incurred as contemplated by Section 8.6. Except as provided herein, the Member is not required to make any additional capital contributions to the Company.

12. Allocation of Profits and Losses. Profits and losses shall be allocated to the Member.

13. Distributions. To the extent that revenues exceed the sum of expenses plus a reserve in an amount determined by the Manager in its sole and absolute discretion for future expenses that may be incurred by the Company, distributions shall be made to the Member not less frequently than annually. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make, nor make, a distribution to the Member on account of its Interest in the Company if such distribution would violate
Section 18-607 of the Act or any other applicable law.

14. Resignation. The Member may not resign as the member of the Company, except in connection with any transfer of its ownership interest in the Company as permitted by the Loan Documents.

15. Books and Records. The Manager shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Manager. The Member and each Special Manager and their respective duly authorized representatives shall have the right to examine and copy the Company books, records and documents during normal business hours. The Company, and the Managers on behalf of the Company, shall have the right to keep confidential from the Member and the Special Managers any information that the Managers are permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Manager.

16. Admission of Additional Members. Subject to Section 8.9, additional members of the Company may be admitted to the Company with the written consent of the Member and the Manager; provided that, the consent of the Manager shall not be required for the admission as a member of an Approved Transferee (as defined in the Lender's Consent) to which membership interests in the Company have been assigned pursuant to and in compliance with Section 22, and provided, further, that so long as any Indebtedness remains outstanding, no additional Member may be admitted to the Company except in compliance with the Loan Documents.

17. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Managers shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager of the Company.

18. Exculpation and Indemnification.

      18.1 No Member or Manager (including the Special Managers, the Manager and the Restructuring Manager), or agent of the Company and no employee, representative, agent or Affiliate of the Member, the Special Manager, the Manager or the Restructuring Manager (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim to the extent incurred by reason of such Covered Person's gross negligence or willful misconduct.

      18.2 To the fullest extent permitted by applicable law, the Company hereby indemnifies and holds harmless each Covered Person for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or wilful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

      18.3 To the fullest extent permitted by applicable law, expenses (including legal fees and expenses) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 18.

      18.4 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company or such Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

      18.5 To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such Covered Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Member, or (ii) in its "good faith" or under another expressed standard, such Covered Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

      18.6 The foregoing provisions of this Section 18 shall survive any termination of this Agreement.

19. Insurance. With the consent of the Member, the Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Manager and the Company may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the finding of obligations under Section 18 hereof and containing such other procedures regarding indemnification as are appropriate.

20. Outside Business. The Member, the Managers, the Special Manager or any Affiliate of any thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Member, the Managers and the Special Managers shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Member, the Managers, the Special Managers or any Affiliate of any thereof shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member, the Managers, the Special Managers or any Affiliate of any thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

21. Amendments. Subject to Section 8.9, this Agreement may not be modified, altered, supplemented or amended except pursuant to a written consent executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as the Recourse Guaranties shall remain outstanding, this Agreement may not be modified, altered, supplemented or amended without the written consent of the Manager and each of the Special Managers. No amendment, supplement or other modification of this Agreement which affects the rights, powers, duties, immunities or indemnification of the Manager or the Special Managers may be made, nor shall be effective, without the prior written consent of the Manager and the Special Managers.

22. Assignments. Without the prior written consent of the Manager (which consent may be given or withheld in the sole and absolute discretion of the Manager), the Member may not assign in whole or in part its membership interests or, directly or indirectly, cause or permit a Transfer (as defined in the Loan Documents, without regard to the Lender's Consent) of its membership interests, except to an Approved Transferee, as defined in the Lender's Consent, and provided that the conditions set forth in the Lender's Consent with respect to any such assignment or Transfer shall have been satisfied. Notwithstanding anything to the contrary in the foregoing, so long as any Indebtedness shall remain outstanding, the Member may not, directly or indirectly, cause or permit a Transfer of its membership interests, except as permitted by the Loan Documents.

23. Waiver of Partition: Nature of Interest. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member as such shall have the status of a creditor of the Company or be entitled to any remedies available to a creditor of the Company with respect to any distribution pursuant to Section 13 hereof. The interests of the Member in the Company are personal property.

24. Benefits of Agreement: No Third-Party Rights. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

25. Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

26. Tax Related Matters.

      (i) The Member is hereby designated the Tax Matters Partner (as defined in the Code) on behalf of the Company and in such capacity shall have the right to take all action which a Tax Matters Partner is permitted to take. Any accountants and/or lawyers retained by the Company in connection with any Internal Revenue Service audit of the Company shall be selected by the Tax Matters Partner and the fees therefor shall be expenses of the Company.

      (ii) At the request of the Member, the Manager shall cause the Company and Accotel Property to prepare and timely file all income tax and other tax returns of the Company and Accotel Property, provided that the Member shall have the right to select the accountant engaged therefor. In such event, the Manager shall furnish to the Member its respective form K-1, together with a copy of any tax or information return filed by the Company and such other information which the Member may reasonably request in connection with its own tax affairs. If the Manager is not requested to do so, the Member shall be responsible for causing the Company and Accotel Property to prepare and timely file all income tax and other tax returns of the Company and Accotel Property.

27. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

28. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

29. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

30. Notices. Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 3(ii), (b) in the case of the Member, to the Member at its address as listed in Schedule B attached hereto, (c) in the case of the Manager, to such Manager at its address listed opposite its name on the signature page hereto, (d) in the case of the Restructuring Manager, to such Restructuring Manager at the address listed opposite his name on the signature page hereto, (e) in the case of the Special Managers, to such Special Manager at the address listed opposite his, her or its name in Schedule C attached hereto, and (f) in the case of any of the foregoing, at such other address as may be designated by written notice to the other parties to this Agreement and to the Company.

      IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the day and year first aforesaid.

                                            MEMBER:

                                            SHELBOURNE JV LLC

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            MANAGER:

Address: c/o U.S. Realty Advisors, LLC      REALTY HOLDINGS OF AMERICA, LLC,
         1370 Avenue of the Americas
         New York, New York 10019           By: REALTY HOLDINGS OF AMERICA, LTD.
                                                Managing Member

                                            By:
                                                --------------------------------
                                                Name:  David M. Ledy
                                                Title: Executive Vice President


                                            RESTRUCTURING MANAGER:
Address:

                                            ------------------------------------
                                                      Richard H. Ader

                                   SCHEDULE A

                                   Definitions

A. Definitions.

      When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

            "Certificate of Formation" means the Certificate of Formation of the Company filed with the Office of the Secretary of State of the State of Delaware on June 2, 1999, as amended or amended and restated from time to time.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Assignment" means the Collateral Assignment of Agreement, Permits and Contracts, dated July 30, 1999 by Accotel Property Investors LLC in favor of Berkshire Hathaway Credit Corporation, as the same may from time to time be amended, modified or supplemented.

            "Company" means Accotel Equity Investors LLC, a Delaware limited liability company.

            "Control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or Membership interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

            "Covered Persons" has the meaning set forth in Section 18.1.

            "Indebtedness" shall have the meaning set forth in the Indenture.

            "Indenture" means that certain Indenture of Mortgage, Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of July 30, 1999, from Accotel Property Investors LLC and Accotel Remainder LLC, collectively as trustors or mortgagors, as applicable, to the trustee named therein for the benefit of Berkshire Hathaway Credit Corporation, as the same may from time to time be amended, modified or supplemented.

            "Initial Members" means Realty Holdings of America, LLC, a New York limited liability company, and Laurie A. Hawkes, an individual.

            "Interest" means the entire limited liability company ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.

            "Lease Agreement" means that certain Lease Agreement, dated July 30, 1999 between Accotel Property Investors LLC and Universal Commercial Credit Leasing VI, Inc., as the same may from time to time be amended, modified or supplemented.

            "Lender" means Berkshire Hathaway Credit Corporation (or its successors or assigns).

            "Lender's Consent" means that certain Consent, dated as of January __, 2003 by the Lender.

            "Loan" has the meaning set forth in the Indenture.

            "Loan Documents" means the Purchase and Sale Agreement, the Lease Agreement, the Collateral Assignment and the "Loan Documents" (as defined in the Indenture), as amended, restated or supplemented from time to time.

            "Manager" means Realty Holdings of America, LLC, or any Affiliate thereof designated by Realty Holdings of America, LLC (or its successors or assigns) to act as the Manager.

            "Managers" means the Manager and the Restructuring Manager. The Managers each are hereby designated as a "manager" of the Company within the meaning of Section 18- 101(10) of the Act.

            "Member" means Shelbourne JV LLC, a Delaware limited liability company.

            "Members" means the Member and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, including Section 22 of the Agreement.

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

            "Purchase and Sale Agreement" means that certain Purchase and Sale Agreement, dated as of July 30, 1999, between Accotel Property Investors LLC and Motel 6 Operating L.P.

            "Proxy" has the meaning as set forth in Section 6(iv) of the Agreement.

            "Recourse Guaranties" shall mean collectively (i) the Guaranty of Payment, dated as of July 30, 1999 made by each of the Special Managers in favor of Berkshire Hathaway Credit Corporation, (ii) the Guaranty of Recourse Obligations (Owner), dated as of July 30, 1999 made by each of the Special Managers in favor of Berkshire Hathaway Credit Corporation, and (iii) the Guaranty of Recourse Obligations (Remainderman), dated as of July 30, 1999, made by each of the Special Managers in favor of Berkshire Hathaway Credit Corporation, as the same may from time to time be amended, modified or supplemented.

            "Regulations" means the federal income tax regulations, including temporary (but not proposed) regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Restructuring Manager" means Richard H. Ader; provided that in the event of the death or incapacity of Richard H. Ader, the Restructuring Manager shall mean the Special Managers who shall act by a majority in number.

            "Special Manager" means each of the Persons listed on Schedule C attached hereto or such other Persons designated by the Manager.

B. Rules of Construction.

      Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Members

----------------------------------------------------------------------------------------------------------------------
                                                                  Amount of Capital               Percentage
             Name                     Mailing Address               Contribution                   Interest
             ----                     ---------------               ------------                   --------
----------------------------------------------------------------------------------------------------------------------
Shelbourne JV LLC                                                                                    100%
----------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A

                                                                   FORM OF PROXY

                                IRREVOCABLE PROXY
                          ACCOTEL EQUITY INVESTORS LLC

The undersigned, ________________________________, being a member of Accotel Equity Investors LLC, a Delaware limited liability company (the "Company"), and the holder of a limited liability company interest in the Company, does hereby constitute and appoint ________________________________ (the "Agent"), as his,
her or its proxy, effective automatically and without the necessity of any action (including any transfer of any limited liability company interest on the record books of the Company) by any other person or entity (including the Company or any officer or agent thereof), to represent the undersigned and to exercise all rights, benefits and privileges of the undersigned as a member of the Company and/or the holder of any limited liability company interest in the Company, including, without limitation, to act by consent and to call and attend all meetings of members of the Company and/or holders of limited liability company interests in the Company to be held from time to time with full power to vote and act for the undersigned in the name, place and stead of the undersigned and in the same manner, to the same extent, and with the same effect that the undersigned would if personally present at such meetings, giving to the Agent full power of substitution and revocation.

            THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE

Any proxy or proxies heretofore given by the undersigned to any person or persons or entity or entities whatsoever are hereby revoked. This proxy shall continue in full force and effect until _________________________.

[NAME OF PROXY GIVER]

By:
    ------------------------------
Name:
      ----------------------------
Title:
       ---------------------------


In presence of:


----------------------------------
Witness

                                   SCHEDULE C

                                Special Managers

Name                            Address
----                            -------

Richard H. Ader                 820 Park Avenue
                                New York, New York 10021

David M. Ledy                   21 East 87th Street
                                Apt. 10D
                                New York, New York 10128

Laurie A. Hawkes                1 Eastway
                                Bronxville, New York 10708

David Silvers                   25 East 86th Street
                                New York, New York 10028

Jonathan M. Molin               349 East 49th Street
                                New York, New York 10017

Jack Genende                    29 Algonquin Drive
                                Chappaqua, New York 10514

AP/RH Holdings LLC              c/o Apollo Real Estate Investment Fund III, L.P.
                                1301 Avenue of the Americas
                                New York , New York 10019

                                  Schedule F-1

                       Intentionally omitted from filing.

                                  Schedule F-2

                       Intentionally omitted from filing.